UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey 08857
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

Convertible Debt Financing

On April 8, 2020, Blonder Tongue Laboratories, Inc. (the “Company”) and its wholly-owned subsidiary, R. L. Drake Holdings, LLC (“RLD”), entered into a Senior Subordinated Convertible Loan and Security Agreement (the “Subordinated Loan Agreement”) with Livewire Ventures, LLC, MidAtlantic IRA, LLC FBO Steven L. Shea IRA, Carol M. Pallé and Robert J. Pallé, Anthony J. Bruno and Stephen K. Necessary, as lenders (collectively, the “Lenders”) and Robert J. Pallé, as Agent for the Lenders (in such capacity, the “Agent”).

Pursuant to the Subordinated Loan Agreement, the Lenders have agreed to provide the Company with a term loan facility (the “Subordinated Loan Facility”). In connection with the execution of the Subordinated Loan Agreement, the Lenders committed, in the aggregate, to provide $800,000 in loans. In connection with the execution of the Subordinated Loan Agreement, the Lenders advanced $600,000 under the Subordinated Loan Facility; the remaining $200,000 of the original commitment will be advanced at a later date. The terms of the Loan Agreement permit additional loans of $700,000 to be made under the Subordinated Loan Facility up to a maximum aggregate amount of $1,500,000, subject to the agreement of the Company and the Lenders. Neither the Lenders nor any other persons are obligated to provide loans in excess of the original $800,000 commitment.

Interest on loans under the Subordinated Loan Facility will accrue at 12% per annum and is payable monthly in-kind by the automatic increase of the principal amount of the loans on each monthly interest payment date, by the amount of the accrued interest payable at that time (“PIK Interest”). At the Company’s option, the Company may pay interest in cash on any interest payment date in lieu of the PIK Interest. The Subordinated Loan Agreement has a three-year term, and the accreted principal balance of the loans made under the Subordinated Loan Facility (by virtue of the PIK Interest) plus any other accrued unpaid interest, is due and payable in full at maturity.

The Lenders have the option of converting the principal balance of the loan held by each of them, in whole (unless otherwise agreed by the Company), into shares of the Company’s common stock at a conversion price to be determined based on the volume weighted average trading price of the Company’s common stock on the NYSE American during the five trading days preceding the date of the Subordinated Loan Agreement. A different conversion price may apply to amounts loaned under the Subordinated Debt Facility following the date of the $800,000 original commitment. The conversion right is restricted to an aggregate amount of shares of common stock that would not result in the Company’s non-compliance with NYSE American rules requiring stockholder approval of issuances or potential issuances of shares in excess of the percentage limits specified therein or in an amount that may be deemed to constitute a change of control under such rules. These restrictions will terminate if the requisite stockholder approval is obtained, which is expected to occur on June 11, 2020 at the Company’s annual meeting of stockholders.

The obligations of the Company and RLD under the Subordinated Loan Agreement are secured by substantially all of the Company’s and RLD’s assets, and in connection with the execution of the Subordinated Loan Agreement, the parties entered into a Patent and Trademark Security Agreement dated as of April 8, 2020 and RLD executed a Continuing Guaranty, also dated as of April 8, 2020, for the benefit of the Lenders.

On April 8, 2020, the Company, RLD, the Company’s subsidiary, Blonder Tongue Far East, LLC (“Far East”), the Agent and MidCap Business Credit LLC (“MidCap”) entered into a Subordination Agreement (the “Subordination Agreement”). Pursuant to the Subordination Agreement, the parties have acknowledged and agreed that the rights of the Lenders under the Subordinated Loan Agreement are subordinate to the rights of MidCap under the Loan and Security Agreement dated as of October 25, 2019 by and between the Company, RLD and MidCap (the “MidCap Agreement”). Further, under the Subordination Agreement, notwithstanding the terms of the Subordinated Loan Agreement with respect to payments of interest, the Company is precluded from making (and the Lenders are precluded from accepting) cash payments of interest in lieu of PIK Interest, in the absence of the prior written consent of MidCap or unless the Company is able to meet certain predefined conditions precedent to the making of any such payments of interest (or principal), as more fully described in the Subordination Agreement.

The Lenders are either directors or executive officers of the Company, or affiliates of such persons. Mr. Shea currently serves as the Chairman of the Board of the Company, Messrs. Pallé, Bruno and Necessary currently serves as Directors of the Company, and Mr. Grauch (affiliated with Livewire Ventures, LLC) currently serves as the President and Chief Executive Officer of the Company. The Subordinated Loan Agreement and transactions contemplated thereby were approved by the members of the Board of Directors who are not parties to, and have no personal interest in, the Subordinated Loan Agreement and related transactions.

The foregoing summaries of the Subordinated Loan Agreement, the Subordination Agreement, the Guaranty and the Patent and Trademark Security Agreement are not complete and are qualified in their entirety by reference to the full text of each of the Loan Agreement, the Subordination Agreement, the Guaranty and the Patent and Trademark Security Agreement, which are attached hereto as Exhibits 10.1, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Amendment of Existing Credit Facility with MidCap Business Credit

On April 8, 2020, the Company. RLD and Far East entered into a Consent and Amendment to Loan Agreement and Loan Documents (the “MidCap Amendment”) with MidCap. The MidCap Amendment amends the original MidCap Agreement to remove a $400,000 availability block, which by the terms of the MidCap Amendment will be re-imposed at the rate of $6,666.66 per month commencing on June 1, 2020. Removal of the block is subject to certain conditions, including the Company securing additional debt or equity financing of at least $500,000. The financing pursuant to the Subordinated Loan Facility described above meets the requirements for removal of the block.

The foregoing summary of the MidCap Amendment is not complete and is qualified in its entirety by reference to the full text of each of the MidCap Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03. Upon a default under the Subordinated Loan Agreement, including the non-payment of principal or interest, the obligations of the Company under the Loan Agreement may be accelerated and the Lenders may (subject to the Subordination Agreement) pursue their rights under the Uniform Commercial Code and any other applicable law or in equity. Upon a default under the MidCap Agreement, including the non-payment of principal or interest, the obligations of the Company under the MidCap Agreement may be accelerated and MidCap may pursue its rights under the Uniform Commercial Code and any other applicable law or in equity

Item 8.01 Other Events

On April 9, 2020, the Company issued a press release regarding its entry into the Subordinated Loan Agreement and the amendment of the MidCap Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Senior Subordinated Convertible Loan and Security Agreement dated as of April 8, 2020 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent.

10.2	Consent and Amendment to Loan Agreement and Loan Documents dated as of April 8, 2020 by and among MidCap Business Credit LLC, Blonder Tongue Laboratories, Inc., R. L. Drake Holdings, LLC, and Blonder Tongue Far East, LLC.

10.3	Subordination Agreement dated as of April 8, 2020 by and between MidCap Business Credit LLC, the party identified therein as the Junior Creditor, Blonder Tongue Laboratories, Inc., R. L. Drake Holdings, LLC, and Blonder Tongue Far East, LLC.

10.4	Continuing Guaranty of R. L. Drake Holdings, LLC, dated as of April 8, 2020, in favor of the parties identified therein as Lenders and the party identified therein as Agent.

10.5	Patent and Trademark Security Agreement dated as of April 8, 2020 by and between Blonder Tongue Laboratories, Inc., R. L. Drake Holdings, LLC, and party identified therein as Agent.

99.1	Press Release dated April 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

	By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: April 9, 2020

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